NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES SIX MONTHS AND 2ND QUARTER FINANCIAL RESULTS

FOR FISCAL 2022

·	Total MRI scan volume at the HMCA-managed sites increased 10 % to 94,460 scans for the six months ending December 31, 2021 versus the corresponding period one year earlier.
·	Total Revenues-Net for the six month period ended December 31, 2021 increased by 14% to $48.2 million, and for the quarter ended December 31, 2021 increased by 16% to $24.5 million, versus corresponding periods one year earlier.
·	Net Income for the six months ended December 31, 2021 increased 44% to $10.3 million, and for the quarter ended December 31, 2021 increased 31% to $5.1 million, versus corresponding periods one year earlier.
·	Diluted Net Income per Common Share for the six month period ended December 31, 2021 increased 39% to $1.11, and for the quarter ended December 31, 2021 increased 30% to $0.57, versus the corresponding periods one year earlier.
·	Income from Operations for the six month period ended December 31, 2021 increased 34% to $12.2 million, and for the quarter ended December 31, 2021 increased 30% to $6.5 million, versus the corresponding periods one year earlier.
·	Cash and cash equivalents and short-term investments increased 1% to $44.9 million at December 31, 2021, versus the fiscal year ended June 30, 2021.
·	Book Value Per Share increased by 7% to $21.32 per share at December 31, 2021, versus the corresponding period one year earlier.

MELVILLE, NEW YORK, February 14, 2022 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the fiscal 2022 six month period and quarter ended December 31, 2021. FONAR’s primary source of income and growth is attributable to its diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 40 MRI scanners.

 FONAR CORPORATION

Financial Results

Total Revenues-Net for the six months ended December 31, 2021 increased 14% to $48.2 million, as compared to $42.1 million for the corresponding six month period ended December 31, 2020.

Total Revenues-Net for the quarter ended December 31, 2021 increased 16% to $24.5 million as compared to $21.2 million for the quarter ended December 31, 2020.

Income from Operations for the six months ended December 31, 2021 increased 34% to $12.2 million as compared to $9.1 million for the corresponding six month period ended December 31, 2020.

Income from Operations for the quarter ended December 31, 2021 increased 30% to $6.5 million as compared to $5.0 million for the corresponding six month period ended December 31, 2020.

Net Income for the six months ended December 31, 2021 increased 44% to $10.3 million as compared to $7.2 million for the corresponding six month period ended December 31, 2020.

Net Income for the quarter ended December 31, 2021 increased 31% to $5.1 million as compared to $3.9 million for the corresponding quarter ended December 31, 2020.

Diluted Net Income per Common Share Available to Common Stockholders for the six months ended December 31, 2021 increased 39% to $1.11 as compared to $0.80 for the corresponding six month period ended December 31, 2020.

Diluted Net Income per Common Share Available to Common Stockholders for the quarter ended December 31, 2021 increased 30% to $0.57 as compared to $0.44 for the corresponding six month period ended December 31, 2020.

Selling, general & administrative expenses (SG&A) for the six months ended December 31, 2021 decreased 8% to $9.9 million as compared to $10.7 million for the corresponding six months ended December 31, 2020.

SG&A for the quarter ended December 31, 2021 increased 5% to $4.7 million, as compared to $4.5 million for the corresponding quarter ended December 31, 2020.

SG&A for the quarter ended December 31, 2021 decreased 6% to $4.7 million, as compared to $5.1 million during the prior quarter ended September 30, 2021. This decrease was almost exclusively due to fewer reserves being placed on service contracts and management fees and other receivables that had resulted from the COVID-19 pandemic.

FONAR CORPORATION

Operating Cash Flow at December 31, 2021 was $5.8 million, compared with $9.6 million for the period ended December 31, 2020.

Cash and cash equivalents and short term investments was $44.9 million at December 31, 2021 as compared to $44.5 million at the fiscal year ended June 30, 2021.

Total Current Assets at December 31, 2021 was $111.6 million as compared to $108.6 million at June 30, 2021.

Total Assets were $193.7 million at December 31, 2021 as compared to $189.5 million at June 30, 2021.

Total Current Liabilities was $13.7 million at December 31, 2021 as compared to $20.0 million at June 30, 2021.

Total Liabilities at December 31, 2021 was $51.3 million, as compared to $54.1 million at June 30, 2021.

Total Stockholders’ Equity at December 31, 2021 was $145.8 million, as compared to $138.4 million at June 30, 2021.

The ratio of Total Assets / Total Liabilities at December 31, 2021 was 3.8 as compared to 3.5 at June 30, 2021 .

Working Capital increased 11% to $97.9 million at December 31, 2021 as compared to $88.6 million at June 30, 2021.

Net Book Value per Common Share increased 7% to $21.32 at December 31, 2021 as compared to $20.00 at December 31, 2020, one year ago.

Company Event

The latest peer review paper using FONAR technology is titled: Upright versus supine MRI: effects of body position on craniocervical CSF flow. The paper was published on December 24, 2021 in collaboration with Doctors Marco Muccio and Yulin Ge at the Bernard and Irene Schwartz Center for Biomedical Imaging, Department of Radiology, NYU Grossman School of Medicine, New York, NY.

The study consisted of 30 asymptomatic volunteers who were scanned on the UPRIGHT® Multi-Position™ MRI scanner designed and manufactured by FONAR. The objective of the study was to understand how cerebrospinal fluid (CSF) is driven by cardiovascular brain pulsation and how it is affected by body orientation, supine or upright.

In summary, body position has significant effects on CSF flow in and out of the cranium, with more CSF oscillating in supine compared to upright position. Such difference was driven by an increased caudo-cranial diastolic CSF velocity and an increased systolic phase duration when moving from upright to supine position. Extrapolation to a 24-hour timeframe suggests that more time spent in supine position increases total amount of CSF exchange between cranial and spinal CSF space, which may play a beneficial role in waste clearance in the brain.

The study is published by Fluids and Barriers of the CNS. This is an open access, peer-reviewed journal that considers manuscripts on all CNS fluids and barrier systems in health and disease. Its Web address is fluidsbarrierscns.biomedcentral.com. It may also be found at Upright versus supine MRI: effects of body position on craniocervical CSF flow - PubMed (nih.gov)

 FONAR CORPORATION

Management Discussion

Raymond V. Damadian, M.D., Chairman of the Board of FONAR Corporation, said: “I am very pleased to see the peer review article published in fluidsbarrierscns.biomedcentral.com about the FONAR UPRIGHT® Multi-Position™ MRI, aka STAND-UP® MRI. It is such a great honor to work with Dr. Ge’s distinguished group. We have long recognized that there are significant differences in CSF flow in the upright position as compared to the recumbent-only position that other MRI scanners use. More research on our scanner needs to be done. We see how the flow of CSF interacts with the body, more specifically the brain, and there are strong indications that the flow of CSF causes many problems in the brain.”

Dr. Damadian concluded, “We believe that new research will lead to a new understanding of the role of CSF physiology in neurodegenerative diseases such as Multiple Sclerosis, Alzheimer’s, Parkinson’s, Amyotrophic Lateral Sclerosis (ALS) and childhood autism. In Fiscal year 2022 and beyond, the Company looks forward to continuing this valuable research with NYU on FONAR’s unique UPRIGHT® MRI imaging platform.”

Timothy Damadian, President and CEO of FONAR said, “For HMCA, the pandemic took its greatest toll in the last quarter of fiscal 2020. Because of it, the total scan volume for the year (166,698 scans) was 9% lower than the scan volume in fiscal 2019. Although we continued to cope with the negative effects of COVID-19 on our business throughout fiscal 2020, scan volume at all the sites began their return to previous levels. At the same time, in spite of the pandemic, we completed four major projects that had been scheduled prior to fiscal 2021: the establishment of a new site in Pembroke Pines, Florida in July of 2020; the addition of a second MRI scanner in Islandia, New York in October of 2020; the addition of a second MRI scanner in the White Plains, New York site in January of 2021; and the acquisition of an existing MRI facility in Yonkers, New York in March 2021. With the scan volumes at the sites returning to previous levels, together with scans attributable to those four projects, we completed 178,364 scans in fiscal 2021, which was 7% more than we completed in fiscal 2020, but still 3% shy of our scan volume in pre-COVID fiscal 2019.

“The negative effects of the pandemic on HMCA business extended into the first six months of fiscal 2022. This was primarily due to the emerging Delta variant of COVID-19 in the first quarter and later its Omicron variant at the end of the second quarter. As a result, illnesses from the pandemic, the accompanying quarantining requirements, and vaccination/masking mandates slowed patient volume. Naturally, the continuing pandemic had the same effect on our employees and the workforce in general, making it very challenging for HMCA to keep the sites and headquarters properly staffed.

“Yet, we have prevailed. The Company’s Total Revenues-Net grew 14% for the six-month period and by 16% for the quarter compared to the corresponding periods of the previous fiscal year. HMCA’s scan volume in the first half of fiscal 2022 (94,460) was the highest first-six-month scan volume ever achieved in the history of the company and 10% higher than the scan volume in the first half of the previous fiscal year. It is important to note that it was also slightly higher (0.7%) than the scan volume in the first six months of pre-COVID fiscal 2019. Although the battle with the pandemic is not yet over, I am very pleased that we have, at least in the first six months, made our return to pre-COVID scan volumes. In considering what HMCA has accomplished under such adverse conditions, and still with no end in sight, I enthusiastically congratulate our management team and all of our employees for their competence, loyalty, and hard work and look forward to a fully rebounded economy and continuing success.”

FONAR CORPORATION

About FONAR

FONAR, the Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down, ”weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the cerebrospinal fluid (CSF) of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™,  Multi-Position™, UPRIGHT RADIOLOGY™, The Proof is in the Picture™, pMRI™,  CSF Videography™,  and Dynamic™ are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

 FONAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2021	June 30, 2021
Current Assets:
Cash and cash equivalents	$44,851	$44,460
Short term investments	32	32
Accounts receivable – net	4,106	4,526
Accounts receivable - related party	60	12
Medical receivable – net	18,775	17,901
Management and other fees receivable – new	32,136	30,948
Management and other fees receivable – related medical practices – net	8,293	7,814
Inventories	2,099	1,663
Prepaid expenses and other current assets	1,249	1,227
Total Current Assets	111,601	108,583

Accounts receivable – long term	2,316	2,880
Deferred income tax asset	13,522	15,959
Property and equipment – net	21,819	21,850
Right-of-use Asset – operating lease	34,767	30,133
Right-of-use Asset – financing lease	1,028	1,127
Goodwill	4,269	4,269
Other intangible assets – net	3,855	4,038
Other assets	553	667
Total Assets	$193,730	$189,506

FONAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2021	June 30, 2021
Current Liabilities:
Current portion of long-term debt and capital leases	$39	$173
Accounts payable	775	1,866
Other current liabilities	4,617	9,162
Unearned revenue on service contracts	3,971	4,366
Unearned revenue on service contracts – related party	55	—
Contract liabilities	15	15
Operating lease liability - current portion	3,592	3,533
Financing lease liability - current portion	206	203
Customer deposits	454	731

Total Current Liabilities	13,724	20,049

Long-Term Liabilities:
Unearned revenue on service contracts	2,290	2,801
Deferred income tax liability	238	238
Due to related medical practices	93	93
Operating lease liability – net of current portion	33,681	28,975
Financing lease liability – net of current portion	944	1,049
Long-term debt and capital leases, less current portion	180	760
Other liabilities	138	171

Total Long-Term Liabilities	37,564	34,087
Total Liabilities	51,288	54,136

FONAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	December 31, 2021	June 30, 2021
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2021 and June 30, 2021, 313 issued and outstanding at December 31, 2021 and June 30, 2021	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2021 and June 30, 2021, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2021 and June 30, 2021, 6,566 issued at December 31, 2021 and June 30, 2021, 6,554 outstanding at December 31, 2021 and June 30, 2021	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at December 31, 2021 and June 30, 2021; .146 issued and outstanding at December 31, 2021 and June 30, 2021	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2021 and June 30, 2021, 383 issued and outstanding at December 31, 2021 and June 30, 2021	—	—
Paid-in capital in excess of par value	184,531	185,101
Accumulated deficit	(38,101)	(46,008)
Treasury stock, at cost - 12 shares of common stock at December 31, 2021 and June 30, 2021	(675)	(675)
Total Fonar Corporation’s Stockholders’ Equity	145,756	138,419
Noncontrolling interests	(3,314)	(3,049)
Total Stockholders' Equity	142,442	135,370
Total Liabilities and Stockholders' Equity	$193,730	$189,506

FONAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2021	2020
Patient fee revenue – net of contractual allowances and discounts	$7,443	$5,238
Product sales – net	198	3
Service and repair fees – net	1,907	1,862
Service and repair fees - related parties – net	28	28
Management and other fees – net	12,108	11,340
Management and other fees - related medical practices – net	2,795	2,693
Total Revenues – Net	24,479	21,164
COSTS AND EXPENSES
Costs related to patient fee revenue	3,323	2,649
Costs related to product sales	190	192
Costs related to service and repair fees	719	608
Costs related to service and repair fees - related parties	10	9
Costs related to management and other fees	6,924	6,237
Costs related to management and other fees – related medical practices	1,690	1,522
Research and development	370	424
Selling, general and administrative	4,770	4,541
Total Costs and Expenses	17,996	16,182
Income From Operations	6,483	4,982
Other Income/(Expense)	47	—
Interest Expense	(23)	(16)
Investment Income	60	75
Income Before Provision for Income Taxes and Noncontrolling Interests	6,567	5,041
Provision for Income Taxes	(1,430)	(1,113)
Net Income	5,137	3,928
Net Income - Noncontrolling Interests	(1,117)	(817)
Net Income – Attributable to FONAR	$4,020	$3,111
Net Income Available to Common Stockholders	$3,777	$2,923
Net Income Available to Class A Non-Voting Preferred Stockholders	$181	$140
Net Income Available to Class C Common Stockholders	$62	$48
Basic Net Income Per Common Share Available to Common Stockholders	$0.58	$0.45
Diluted Net Income Per Common Share Available to Common Stockholders	$0.57	$0.44
Basic and Diluted Income Per Share – Class C Common	$0.16	$0.12
Weighted Average Basic Shares Outstanding – Common Stockholders	6,554	6,465
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,682	6,593
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
REVENUES	2021	2020
Patient fee revenue – net of contractual allowances and discounts	$14,294	$10,330
Product sales – net	346	31
Service and repair fees – net	3,844	3,788
Service and repair fees - related parties – net	55	55
Management and other fees – net	24,081	22,554
Management and other fees - related medical practices – net	5,589	5,386
Total Revenues – Net	48,209	42,144
COSTS AND EXPENSES
Costs related to patient fee revenue	6,479	5,169
Costs related to product sales	299	325
Costs related to service and repair fees	1,443	1,234
Costs related to service and repair fees - related parties	21	18
Costs related to management and other fees	13,801	11,788
Costs related to management and other fees – related medical practices	3,326	2,950
Research and development	755	824
Selling, general and administrative	9,860	10,704
Total Costs and Expenses	35,984	33,012
Income From Operations	12,225	9,132
Other Income/(Expense)	858	(140)
Interest Expense	(40)	(38)
Investment Income	122	187
Income Before Provision for Income Taxes and Noncontrolling Interests	13,165	9,141
Provision for Income Taxes	(2,846)	(1,962)
Net Income	10,319	7,179
Net Income - Noncontrolling Interests	(2,412)	(1,560)
Net Income – Attributable to FONAR	$7,907	$5,619
Net Income Available to Common Stockholders	$7,430	$5,281
Net Income Available to Class A Non-Voting Preferred Stockholders	$355	$252
Net Income Available to Class C Common Stockholders	$122	$86
Basic Net Income Per Common Share Available to Common Stockholders	$1.13	$0.82
Diluted Net Income Per Common Share Available to Common Stockholders	$1.11	$0.80
Basic and Diluted Income Per Share – Class C Common	$0.32	$0.23
Weighted Average Basic Shares Outstanding – Common Stockholders	6,554	6,456
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,682	6,584
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$10,319	$7,179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,358	2,009
Amortization on right-of-use assets	1,644	1,922
Provision for bad debts	822	2,825
Deferred income tax – net	2,437	1,962
Compensatory element of stock issuances	—	83
Stock issued for costs and expenses	—	1,941
Abandoned patents	—	1
Gain on forgiveness of PPP loan	(701)	—
(Increase) decrease in operating assets, net:
Accounts, medical and management fee receivable(s)	(2,429)	(5,549)
Notes receivable	22	25
Contract assets	—	—
Inventories	(436)	(195)
Income tax receivable	—	671
Prepaid expenses and other current assets	(33)	452
Other assets	102	(1)
Increase (decrease) in operating liabilities, net:
Accounts payable	(1,090)	233
Other current liabilities	(5,395)	(2,748)
Operating lease liabilities	(1,414)	(1,657)
Financing lease liabilities	(101)	24
Customer deposits	(277)	378
Other liabilities	(33)	(3)
Net cash provided by operating activities	5,795	9,552
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,106)	(2,143)
Purchase of noncontrolling interests	(546)	—
Cost of patents	(38)	(90)
Net cash (used)/provided by in investing activities	(2,690)	(2,233)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	(13)	(35)
Proceeds from debt	—	63
Distributions to noncontrolling interests	(2,701)	(3,570)
Net cash used in financing activities	(2,714)	(3,542)
Net Increase in Cash and Cash Equivalents	391	3,777
Cash and Cash Equivalents - Beginning of Period	44,460	36,802
Cash and Cash Equivalents - End of Period	$44,851	$40,579